Exhibit 99

RYLAND ELECTS THOMAS W. TOOMEY

AS A NEW MEMBER OF ITS BOARD OF DIRECTORS

WESTLAKE VILLAGE, Calif. (December 12, 2013) – The Ryland Group, Inc. (NYSE: RYL) today announced the election of Thomas W. Toomey to its Board of Directors.

Mr. Toomey is currently President, Chief Executive Officer and Director of UDR, Inc., a leading multi-family real estate investment trust and an S&P 400 company.  Prior to joining UDR, Inc., Mr. Toomey was with Apartment Investment and Management Company where he served as Chief Operating Officer and Chief Financial Officer.  He currently serves as a member of the Board of the National Association of Real Estate Investment Trusts and the National Multi Housing Council.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. Since its founding in 1967, Ryland has built more than 305,000 homes and financed more than 250,000 mortgages. The Company currently operates in 17 states and is listed on the New York Stock Exchange under the symbol “RYL.” For more information, please visit www.ryland.com.